Exhibit 10.41

AMENDMENT NUMBER ONE TO

MASTER TRANSACTION AGREEMENT AND OTHER TRANSACTION DOCUMENTS

This Amendment Number One to Master Transaction Agreement and Other Transaction Documents (this “Amendment”) is entered into as of June 15, 2012 by and between Apple Inc., a California corporation (“Apple”), Liquidmetal Technologies, Inc., a Delaware corporation (“LMT”), Liquidmetal Coatings, LLC, a Delaware limited liability company (“LMC”), and Crucible Intellectual Property, LLC, a Delaware limited liability company (“LMT-SPE”), with reference to the following facts:

A.           Apple, LMT, LMC and LMT-SPE have previously entered into that certain Master Transaction Agreement, made effective as of August 5, 2010 (as amended and modified, from time to time, the “MTA”).

B.           Pursuant to the MTA, LMT and LMT-SPE entered that certain Contribution Agreement dated as of August 5, 2010 (as amended and modified, from time to time, the “Contribution Agreement”) pursuant to which LMT agreed to contribute to LMT-SPE the LMT Technology at the Closing Date and for eighteen (18) months thereafter.

C.           Pursuant to the MTA, LMC and LMT entered that certain Assignment and Assumption Agreement dated as of August 5, 2010 (as amended and modified, from time to time, the “Assignment Agreement”) pursuant to which LMC agreed to transfer to LMT the LMT Technology at the Closing Date and for eighteen (18) months thereafter.

D.           Pursuant to the MTA, LMT and Apple entered that certain Security Agreement dated as of August 5, 2010 (as amended and modified, from time to time, the “LMT Security Agreement”) pursuant to which LMT granted a security interest in certain assets.

E.           Pursuant to the MTA, LMT-SPE and Apple entered that certain Security Agreement dated as of August 5, 2010 (as amended and modified, from time to time, the “LMT-SPE Security Agreement”) pursuant to which LMT-SPE granted a security interest in certain assets.

F.           LMT has requested that Apple make certain amendments to  the MTA, Contribution Agreement, and Assignment Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto amend the agreements described in the recitals above, as follows:

1.           DEFINITIONS.  All initially capitalized terms used in this Amendment shall have the meanings given to them in the MTA unless specifically defined herein.

2.           AMENDMENTS.

(a)           Section 1(a)(i) of the MTA is hereby amended replacing the first sentence thereof in its entirety with the following:

“‘LMT Technology’ shall mean (A) during the Capture Period any and all Intellectual Property and Intellectual Property Rights that, at any time during the Capture Period, is: (I) owned or licensed (including, without limitation, sub-licensed) by LMT or LMC, or that LMT or LMC have a right to use; or (II) owned or licensed (including without limitation sub-licensed) by LMT-SPE, or that LMT-SPE has a right to use, after being transferred to LMT-SPE by LMT or LMC; and (B) during the Capture Period Extension any and all Intellectual Property and Intellectual Property Rights that, at any time during the Capture Period Extension, is: (I) owned or licensed (including, without limitation, sub-licensed) by LMT, or that LMT has a right to use; or (II) owned or licensed (including without limitation sub-licensed) by LMT-SPE, or that LMT-SPE has a right to use, after being transferred to LMT-SPE by LMT.”

(b)           Section 1(a) of the MTA is amended by adding at the end thereof new subsection (v), as follows:

“(v)	‘Capture Period Extension’ shall mean the period commencing on the day after the last day of the Capture Period and ending on February 5, 2014.”

(c)           Section 4(b) of the MTA is hereby amended by adding at the end of the first sentence thereof “and the Capture Period Extension”.

(d)           Section 4(c) of the MTA is hereby amended by adding the following immediately after the first sentence therein:

“Without limiting the preceding sentence, LMT shall cause each employee who contributes or will contribute to the development of LMT Technology to execute and deliver to LMT-SPE an assignment agreement, in form and substance satisfactory to Apple, that recites that all LMT Technology such employee creates, conceives of and invents prior to and during the Capture Period Extension shall be assigned to LMT-SPE.”

(e)           Sections 4(d) and (f) of the MTA is hereby amended by replacing the words “Capture Period” in each place where used therein with the words “Capture Period Extension”.

(f)           Section 4(g) of the MTA is hereby amended by adding the following at the end thereof:

“Without limiting the preceding sentence, LMT and LMT-SPE shall not amend, modify, supplement, amend and restate or replace the LMT License Agreement except (i) with the prior written consent of Apple or (ii) for the addition to the schedules attached thereto of Intellectual Property Rights created or acquired during the Capture Period Extension.”

(g)           The MTA is hereby amended by adding a new Section 9A immediately following Section 9, as follows:

“9A.              Rights of First Notice and First Refusal.

“(a)	Apple’s rights under this Section 9A will commence February 6, 2014 and expire February 5, 2016.

(b)
Apple will have the right of first notice by LMT of any of the following activities that LMT may pursue with any third party (including any Affiliate of LMT), which right of first notice may be exercised in accordance with Section 9A(c) below:

“(i)	the sale, transfer or other assignment (except by non-exclusive license or exclusive license) of any Intellectual Property Rights by LMT that have not been licensed by LMT to Apple; or

“(ii)
the exclusive or non-exclusive license by LMT of any Intellectual Property Rights in any field of use relating to Consumer Electronic Products owned, acquired, invented, conceived of, or otherwise developed in whole or in part by LMT or any of its Affiliates after the Capture Period Extension.

“(c)
Prior to LMT commencing any discussions covered by Apple’s rights described in Section 9A(b) with any third party, LMT must first inform Apple (in writing) of its desire to enter into such discussions, and provide Apple ten (10) business days to inform LMT whether it wishes to enter into such a transaction, and engage in good faith discussions with Apple for at least thirty (30) business days (after Apple informs LMT of its desire to enter into such a transaction) toward such an agreement.

“(d)
Apple will have the right of first refusal in the event of any of the following activities that LMT may agree to undertake with any with any third party (including any Affiliate of LMT), which right of first refusal may be exercised in accordance with Section 9A(e) below:

“(i)	the sale, transfer or other assignment (except by non-exclusive license or exclusive license) of any Intellectual Property Rights by LMT that have not been licensed by LMT to Apple; or

“(ii)
the exclusive or non-exclusive license by LMT of any Intellectual Property Rights in any field of use relating to Consumer Electronic Products owned, acquired, invented, conceived of, or otherwise developed in whole or in part by LMT or any of its Affiliates after the Capture Period Extension.

“(e)
Prior to LMT entering into any agreement with any third party related, in whole or in part, to Apple’s rights described in Section 9A(d), LMT must first present Apple (in writing) a proposal to enter into an agreement on the same terms that LMT has finally agreed with such third party; provide Apple with a full, complete and identical set of such agreement terms, and provide Apple ten (10) business days to inform LMT whether it wishes to enter into such agreement with LMT on substantially the same or better terms, when taken as a whole, as were offered to the third party, in which case LMT will, at Apple’s option, enter into the proposed transaction with Apple (provided that, in the case of a non-exclusive license, the exercise of Apple’s option will not preclude LMT from also entering into the proposed agreement with the third party).”

(h)           Recital A of the Contribution Agreement is hereby amended by replacing the words “the date falling eighteen (18) months after the Effective Date” in the fifth line thereof with “February 5, 2014”.

(i)           Section 1 of the Contribution Agreement is hereby amended by replacing the words “the date falling eighteen (18) months after the Effective Date” in lines three and four thereof with “February 5, 2014”

3.           SECTION 16 OF MTA.  Section 16 of the MTA is by this reference thereto incorporated into this Amendment as if restated in its entirety herein, except that (i) each reference therein to the MTA shall be deemed a reference to this Amendment, mutatis mutandis, and (ii) and in the second sentence of Section 16(e), the words “both parties” shall be replaced with “the party or parties against whom enforcement of the amendment is sought”.  This Amendment constitutes the entire agreement between the parties relating to the subject matter hereof and supersedes and cancels all other prior agreements and understandings of the parties in connection with subject matter.

4.           EFFECTIVENESS.  The effectiveness of this Amendment is hereby conditioned upon receipt by Apple of a fully executed copy of this Amendment from each party hereto.

5.           REAFFIRMATION.  Each party hereto acknowledges and reaffirms (i) all of its obligations and duties under the Transaction Documents, and (ii) that the Apple has and shall continue to have valid, perfected Liens in the Collateral as provided in the LMT Security Agreement and the LMT-SPE Security Agreement upon the terms and conditions set forth therein.

6.           LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Transaction Documents, the terms and provisions of this Amendment shall govern.  In all other respects, the Transaction Documents, as amended and supplemented hereby, shall remain in full force and effect.

7.           COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.  This Amendment is a Transaction Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Transaction Documents generally.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

APPLE INC., a California corporation

By:	/s/ Zadesky
Name:	Zadesky
Title:	VP Product Design

LIQUIDMETAL TECHNOLOGIES, INC.

By:	/s/ Tony Chung
Name:	Tony Chung
Title:	Chief Financial Officer

LIQUIDMETAL COATINGS, LLC

By:	/s/ Larry Buffington
Name:	Larry Buffington
Title:	President/CEO

CRUCIBLE INTELLECTUAL PROPERTY, LLC

By:	/s/ Ricardo Salas
Name:	Ricardo Salas
Title:	President

Amendment Number One to Master Transaction Agreement